Exhibit 5.1

São Paulo, October 6, 2020.

Suzano S.A.
Avenida Professor Magalhães Neto 1752, 10th floor, rooms 1010 and 1011
41810-012 Salvador, BA, Brazil

Ladies and Gentlemen:

We have acted as special Brazilian counsel to Suzano S.A., a corporation (sociedade por ações) organized and existing under the laws of the Federative Republic of Brazil ("Brazil") ("Suzano"), in connection with the preparation and filing by Suzano, under the U.S. Securities Act of 1933, as amended ("Securities Act"), of a registration statement on Form F-3 ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") with respect to the offer and sale by BNDES Participações S.A. – BNDESPar, a Brazilian federal government-owned development bank (the "Selling Shareholder") of 150,217,425 common shares of Suzano, including common shares that may be represented by American Depositary Shares (collectively, "Common Shares") to be offered and sold from time to time on a delayed or continuous basis by the selling shareholder named therein ("Selling Shareholder") at offering prices to be determined from time to time.

In rendering the opinions expressed herein, we have examined:

(i)	an electronic copy of the Registration Statement filed with the SEC as of the date hereof;

(ii)	an electronic copy of the Preliminary Prospectus Supplement to the Registration Statement dated September 18, 2020, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (the "Preliminary Prospectus Supplement");

(iii)	an electronic copy of the Final Prospectus Supplement to the Registration Statement dated October 1, 2020, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (the "Final Prospectus Supplement" and, together with the Preliminary Prospectus Supplement, the "Prospectus Supplements");

(iv)	an executed copy of the Underwriting and Agency Agreement dated October 1, 2020 by and between Suzano, the Selling Shareholder and the several international underwriters named therein (the "Underwriting and Agency Agreement");

(v)	a copy of the Suzano’s by-laws (estatuto social), as in effect on the date hereof; and

(vi)	such other documents, certificates and information and such matters of law as we have deemed necessary or appropriate in connection with the opinions expressed herein.

In rendering the opinions below, we have made the following assumptions:

(i)	the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

(ii)	the Registration Statement and any amendments or supplements thereto including the Prospectus Supplements (and any of the documents incorporated by reference therein) are effective and comply with all applicable laws at the time the Common Shares have been offered as contemplated by the Registration Statement, including the Prospectus Supplements;

(iii)	the Common Shares have been sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of the Underwriting and Agency Agreement;

(iv)	the Selling Shareholder has authorized the offering of the Common Shares, and the Selling Shareholder and Suzano, if applicable, have taken any other appropriate corporate action;

(v)	all factual representations made in documents reviewed by us, other than those dealing with matters of Brazilian law, are accurate and complete; and

(vi)	except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein

We express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof and we have not made any investigation of the laws of any jurisdiction outside of Brazil. In particular, we have made no independent investigation of the laws of the State of New York as a basis for the opinions expressed herein and do not express or imply any opinion on such laws. This opinion is to be governed by and construed in accordance with the laws of Brazil in effect as of the date hereof. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.            Suzano is validly existing as a corporation (sociedade por ações) under the laws of Brazil.

2.            In accordance with the Underwriting and Agency Agreement, the Common Shares are legally issued, fully paid and non-assessable (meaning that no further sums will be payable to Suzano on such Common Shares).

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus Supplements or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

This opinion letter is limited to the matters and transactions expressly stated and speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm in the prospectus constituting a part of the Registration Statement, including the Prospectus Supplements, under the captions "Validity of Securities," "Legal Matters" and "Enforceability of Civil Liabilities." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Francisco J. Pinheiro Guimarães
Pinheiro Guimarães

3